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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 30, 1999





                          QUINTILES TRANSNATIONAL CORP.
             (Exact name of registrant as specified in its charter)


 North Carolina                  340-23520                     56-1714315
 (State or other           (Commission File No.)            (I.R.S. Employer
  jurisdiction                                           Identification Number)
of incorporation)


             4709 Creekstone Drive, Riverbirch Building, Suite 200,
                       Durham, North Carolina 27703-8411
                    (Address of principal executive offices)


                                 (919) 998-2000
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)




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Item 5.           Other Events.


Pursuant to the Amended and Restated Agreement and Plan of Merger among Quintiles Transnational Corp. (the "Company"), QELS Corp. and ENVOY Corporation ("ENVOY") dated as of December 15, 1998, the Company is filing this Current Report on Form 8-K to publish unaudited financial results covering 30 days of combined operations of the Company and ENVOY following the merger. Selected unaudited financial results of the Company for the 30 days ended April 30, 1999 are as follows (in thousands, except per share data):


         Net revenue                                        $148,447

         Net income available for common shareholders         10,942

         Basic net income per share                             0.10

         Diluted net income per share                       $   0.10

         Weighted average shares outstanding

                  Basic                                      112,024

                  Diluted                                    114,345


Month to month fluctuations in operating results may be substantial due to variances in number of working days and initiation and completion of contracts, therefore, monthly results are not necessarily indicative of results for a full quarter.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  QUINTILES TRANSNATIONAL CORP.


                                  By: /s/ Rachel R. Selisker
                                      ------------------------------------------
Dated: May 28, 1999                   Rachel R. Selisker
                                      Chief Financial Officer and Executive Vice
                                      President Finance